Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350
as adopted pursuant to
SECTION 906 OF THE SARBANNES-OXLEY ACT OF 2002

The undersigned, as the chief executive officer of Brand Services, Inc. (the “Company”) do hereby certify for purposes of 18 U.S.C. Section 1350 that (i) the Company’s Quarterly Report on Form 10-Q for the third quarter of the Company’s fiscal year ending September 30, 2002 (the “Report”), as filed with the Securities and Exchange Commission on November 11, 2002, complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

/s/ John M. Monter John M. Monter Chief Executive Officer, President

November 11, 2002